Exhibit 10.13.1

FIRST AMENDMENT TO THE SEVERANCE AGREEMENT
BETWEEN SEMCO ENERGY, INC. AND
MICHAEL V. PALMERI

THIS FIRST AMENDMENT to the Severance Agreement (the “Agreement”) dated June 29, 2005 by and between SEMCO Energy, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Michigan, and Michael V. Palmeri (“Executive”) is made as of this 22nd day of February, 2007.

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into the Agreement as of June 29, 2005;

WHEREAS, Section 3 of the Agreement provides for Executive’s compensation;

WHEREAS, the Company’s Board of Directors has, from time to time since the execution of the Agreement approved adjustments to the Long-Term Incentive Award Target set forth in the Agreement; and

WHEREAS, the Company and Executive desire to amend the Agreement to include the previously approved changes in the Long-Term Incentive Award Target for the Executive and to allow for increases in the short-term and long-term incentive opportunity levels from time to time without further amendments to the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.  By adding the following to the end of Section 3.2:

The percentage set forth in Exhibit C shall be reviewed annually by the Board of Directors, and may be increased from time to time to reflect market changes in the compensation paid to similarly-situated executives but may not be decreased without Executive’s express written consent.

2.  By adding the following to the end of Section 3.3.2:

The Long-Term Incentive Award Target set forth in Exhibit D shall be reviewed annually by the Board of Directors, and may be increased from time to time to reflect market changes in the compensation paid to similarly-situated executives but may not be decreased without Executive’s express written consent.

3.  Exhibit D to the Agreement is amended as follows:

Effective as of January 1, 2006, Executive’s Long-Term Incentive Award Target is increased from 50% multiplied by his Base Salary to 65% multiplied by his Base Salary.

Except as expressly amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first above written.

SEMCO ENERGY, INC.

By:	/s/ George A. Schreiber, Jr.

Title:	President and CEO

EXECUTIVE

/s/ Michael V. Palmeri